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                                                                  Exhibit (j)(2)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 29 to the registration statement on Form N-1A ("Registration Statement") of our report dated July 12, 2002, relating to the financial statements and financial highlights which appears in the May 31, 2002 Annual Report to the Board of Directors and Shareholders of the M.S.D.&T. Funds, Inc. (comprised of Prime Money Market Fund, Government Money Market Fund, Tax-Exempt Money Market Fund, Growth & Income Fund, Equity Income Fund, Equity Growth Fund, International Equity Fund, Diversified Real Estate Fund, Capital Opportunities Fund, Limited Maturity Bond Fund, Total Return Bond Fund, Maryland Tax-Exempt Bond Fund, Intermediate Tax-Exempt Bond Fund and National Tax-Exempt Bond Fund), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Baltimore, Maryland
July 29, 2002